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                                                                     Exhibit 5.1

                               OPINION OF COUNSEL

                   [Parker, Poe, Adams & Bernstein letterhead]



                                 August 11, 1998


Board of Directors
RSI Holdings, Inc.
28 East Court Street
Post Office Box 6847
Greenville, South Carolina

           Re:   Registration Statement on Form S-8
                 Stock Option Plan

Ladies and Gentlemen:

           We have been engaged as special North Carolina counsel by RSI Holdings, Inc., a North Carolina corporation (the "Company"), for the limited purpose of advising the Company with respect to the 500,000 shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), that will be registered under the Securities Act of 1933, as amended (the "Act"), by a registration statement on Form S-8 (the "Registration Statement") and issued pursuant to a certain Stock Option Plan of the Company effective as of July 1, 1990, as amended (the "Plan").

           We have reviewed such documents and considered such matters as law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. We have also examined and relied (without independent investigation or inquiry) upon copies of the Plan, the Company's articles of incorporation and bylaws, each as amended to date, consents and resolutions of the board of directors of the Company and minutes of the annual meeting of the shareholders of the Company which relate to the Plan, the Registration Statement and other corporate records, all as provided by the Company or its appropriate representatives. With respect to all examined documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the accuracy and completeness of the information contained therein.

           The opinions expressed herein are qualified as set forth below:

           A. We express no opinion as to any shares of capital stock of the Company other than the 500,000 shares of the Company's Common Stock referenced above.

           B. The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, and no opinion is expressed herein as to the laws of any other jurisdiction. We express no opinion

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concerning any matter respecting or affected by any laws other than laws that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in relation to the subject matter of the opinion expressed herein. Without limiting the generality of the foregoing, we express no opinion herein concerning the Act.

           Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that the 500,000 shares of Common Stock covered by the Plan have been duly authorized and, upon satisfaction of any vesting and other conditions set forth or referred to in the Plan, the 500,000 shares of the Company's Common Stock covered by the Registration Statement that are issued after the date hereof under and in compliance with the terms of the Plan will be legally and validly issued and, so long as the consideration paid for such shares is at least one cent per share, fully paid and non-assessable.

           This opinion letter is delivered solely for your benefit in connection with the above-referenced Registration Statement on Form S-8 respecting shares of the Company's Common Stock to be issued under the Plan and may not be relied upon by any other person or for any other purpose without our written consent. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

           We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference in the Prospectus contained therein to our opinion. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                            Very truly yours,

                            /s/ Parker, Poe, Adams & Bernstein L.L.P.




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